UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 28, 2004

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation or organization)	( I.R.S. Employer Identification Number)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2004, Exar Corporation (the “Company”) and Donald L. Ciffone, Jr. entered into an amended and restated Executive Employment Agreement. On such date, the Company and Mr. Ciffone also entered into the Part-Time Employment Agreement, which is attached as Exhibit A-1 to the Executive Employment Agreement. Such agreements set forth the compensation to be provided to Mr. Ciffone in return for his continued services to the Company following his retirement as President and Chief Executive Officer. The Part-Time Employment Agreement provides that, effective September 9, 2004 (the date of Mr. Ciffone’s retirement as the Company’s President and Chief Executive Officer) until March 31, 2005 (unless, by its terms, such agreement is terminated earlier), Mr. Ciffone shall provide certain services to the Company and the Company shall provide Mr. Ciffone with the same salary and certain benefits (including severance benefits) that Mr. Ciffone was entitled to under the terms of the Executive Employment Agreement while he was serving as the Company’s President and Chief Executive Officer. During the term of the Part-Time Employment Agreement and for one year following the date on which Mr. Ciffone’s services under such agreement are terminated, Mr. Ciffone may not solicit or attempt to solicit any employee of the Company to terminate such employee’s employment in order to become an employee of or a consultant or independent contractor to or for any other person or entity. The agreement also provides that Mr. Ciffone shall not (except for certain limited exceptions as set forth in the agreement), directly or indirectly, engage in, become financially interested in, be employed by or have any business connection with any other person or entity that competes directly with the Company.

On October 28, 2004, the Company and Mr. Ciffone entered into an Agreement Regarding Ongoing Services As Chairman Of The Board. Such agreement sets forth certain benefits to be provided to Mr. Ciffone during his service as the non-employee Chairman of the Board of Directors. Such agreement provides that, following the termination of the Part-Time Employment Agreement and for so long as Mr. Ciffone serves as Chairman of the Board of Directors, Mr. Ciffone shall be eligible under the terms and conditions of the Company’s medical, vision and dental benefit plans; provided, that Mr. Ciffone is not employed by the Company or any other company providing or offering to Mr. Ciffone substantially similar benefits. Mr. Ciffone is obligated to pay fifty percent (50%) of the premiums associated with such benefits. This agreement also provides that on April 1, 2005, Mr. Ciffone shall be granted an option to purchase 54,000 shares of the Company’s common stock pursuant to the Company’s 1997 Equity Incentive Plan (the “1997 Plan”); provided, that Mr. Ciffone is serving as Chairman of the Board of Directors and not as an employee on such date and that Mr. Ciffone is otherwise eligible to receive such grant under the 1997 Plan. Such option shall have substantially the same terms (e.g., vesting, term, etc.) as the initial stock option grants made pursuant to Section 5(a) of the Company’s 1996 Non-Employee Directors’ Stock Option Plan (the “1996 Plan”) and shall be made in lieu of the initial stock option grant to which Mr. Ciffone might be entitled pursuant to Section 5(a) of the 1996 Plan in the future. The agreement terminates upon the termination of Mr. Ciffone’s services as Chairman of the Board or Directors or the date of the Company’s 2007 Annual Meeting of Stockholders, whichever shall first occur.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

10.10	Executive Employment Agreement between Exar Corporation and Donald L. Ciffone, Jr., dated December 6, 2000, as amended and restated on June 21, 2001, March 28, 2003, June 12, 2003, December 3, 2003 and October 28, 2004, including the Part-Time Employment Agreement, attached thereto as Exhibit A-1, dated October 28, 2004.

10.19	Agreement Regarding Ongoing Services As Chairman Of The Board between Exar Corporation and Donald L. Ciffone, Jr. dated October 28, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EXAR CORPORATION

By:	/S/ RONALD W. GUIRE	Date: October 29, 2004
Ronald W. Guire
Executive Vice President, Chief Financial Officer, Assistant Secretary and Director
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
10.10	Executive Employment Agreement between Exar Corporation and Donald L. Ciffone, Jr., dated December 6, 2000, as amended and restated on June 21, 2001, March 28, 2003, June 12, 2003, December 3, 2003 and October 28, 2004, including the Part-Time Employment Agreement, attached thereto as Exhibit A-1, dated October 28, 2004.

10.19	Agreement Regarding Ongoing Services As Chairman Of The Board between Exar Corporation and Donald L. Ciffone, Jr. dated October 28, 2004.